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                                                                   EXHIBIT 99c

                                                                  PRESS RELEASE

For more information, contact:

David Eastman                            Carol Hilden
Integrated Measurement Systems, Inc.     Creative Marketing Communications
(503) 626-7117                           (503) 591-9707

For Immediate Release
- ---------------------

     San Francisco, CA, July 16, 1996 -- Integrated Measurement Systems, Inc.
(IMSC) today announced that, for the fourth consecutive year, it has received the VLSI Research Inc 10 BEST Award for Test and Material Handling Equipment award in customer satisfaction. These awards are presented annually to semiconductor manufacturing equipment suppliers who achieve overall excellence in ratings by their customers.

     Jerry Hutcheson, CEO of VLSI Research, congratulated IMS for continuing to be among the top ranked suppliers - #1 in test, and for building strong customer relationships, meeting customer needs and striving for continuous customer satisfaction.

     In his acceptance of this prestigious award, Keith Barnes, president of IMS, said, "We are extremely pleased with the support and response of our customers. The VLSI annual Customer Satisfaction Survey provides a unbiased forum for our customers to rate us in several categories. We believe this information will help us to continually improve our productivity, quality and commitment to 100 percent customer satisfaction."

ABOUT THE CUSTOMER SATISFACTION SURVEY

THE RATINGS: The 10 BEST awards have presented by VLSI Research for the past eight years. For 1995, there were four categories of awards: Process Equipment, Test & Material Handling Equipment, Process Diagnostic Equipment, and Assembly & Specialty Equipment. Here is data about the award winners in the Test & Material Handling Equipment category:

- -------------------------------------------------------------------------------
                                        RATING ON A                   10 BEST
               COMPANY                  SCALE OF 10                 APPEARANCES
- -------------------------------------------------------------------------------
 Aseco Corporation                          8.31                    ******
- -------------------------------------------------------------------------------
 Karl Suss                                  8.02                    ***
- -------------------------------------------------------------------------------
 >>>INTEGRATED MEASUREMENT SYSTEMS, INC.    7.82                    ****
- -------------------------------------------------------------------------------
 Electroglas, Inc.                          7.77                    *****
- -------------------------------------------------------------------------------
 >>>TERADYNE, INC.                          7.73                    *******
- -------------------------------------------------------------------------------
 Tokyo Seimitsu Co., Ltd.                   7.71                    *
- -------------------------------------------------------------------------------
 >>>ADVANTEST                               7.70                    *******
- -------------------------------------------------------------------------------
 >>>CREDENCE SYSTEMS CORPORATION            7.58                    **
- -------------------------------------------------------------------------------
 >>>SCHLUMBERGER ATE                        7.49                    *****
- -------------------------------------------------------------------------------
 Tokyo Electron Limited                     7.48                    ***
- -------------------------------------------------------------------------------
 >>> = Test Companies


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THE METHODOLOGY:  In compiling data for these awards, VLSI Research sent out more than 54,000 questionnaires in six languages to semiconductor companies in all areas of the world. Users of semiconductor capital equipment were asked to rate their suppliers in eight categories which exemplify a supplier's relationship with its customers. These eight categories include three measures of equipment performance and five measures of customer service. Product performance, uptime, and quality of results are the equipment performance measures. Customer service measures include process support, software support, technical leadership, service after sales, and the vendor's overall commitment to support its customers' needs. More than 6,000 evaluations of each of these eight categories, accruing to a grand total in excess of 49,000 individual ratings of companies, were returned and used in compiling these results. Demographic distribution of the returns was 50.9% from North America, 14.8% from Japan, 12.8% from Europe, 11.7% from Korea, 9.2% from elsewhere in Asia, and 0.6% from other areas of the world.

BACKGROUND

     Integrated Measurement Systems, Inc. (IMSC), is the worldwide leader in Engineering Test Stations and Virtual Test Software, providing cost-effective solutions to reduce the time required to test and verify complex electronic circuits. In 1994 and 1995, IMS was rated the #1 quality Supplier of Test and Material Handling Equipment in the VLSI Research Customer Survey. IMS is listed on the Nasdaq National Market under the symbol IMSC. For more information, contact IMS at 9525 S.W. Gemini Drive, Beaverton, OR 97008.
Telephone: (503) 626-7117 or (800) 879-7117. Or visit our Web Site: www.ims.com

     VLSI Research Inc., a market research company located in Silicon Valley, is generally recognized as the leading company covering semiconductor manufacturing equipment. It was founded in 1976, and has performed these annual surveys of customer satisfaction for the past eight years. The principal purpose in performing the surveys is to provide a report card on individual suppliers in order to promote improved customer relationships and to identify those issues and trends which are most sensitive to customers'
needs.
- -------------------------------------------------------------------------------
     VLSI RESEARCH INC. PRODUCES SUBSCRIPTION SERVICES COVERING THE HIGH TECHNOLOGY ELECTRONICS INDUSTRY. SERVICES OFFERED INCLUDE THE INDUSTRY PULSE,
THE MEMORY BANK, EMERGING ICS, AND THE VLSI MANUFACTURING OUTLOOK.

     THE COMPANY IS AN AUTHORITATIVE SOURCE FOR INFORMATION ON TRENDS AND ISSUES IN THE HIGH TECHNOLOGY ELECTRONICS INDUSTRY IN GENERAL AND IN THE SEMICONDUCTOR INDUSTRY IN PARTICULAR.

     MEDIA INQUIRIES ARE INVITED. CALL (408) 453-8844, FAX (408) 437-0608, OR
WRITE: VLSI RESEARCH INC., 1754 TECHNOLOGY DRIVE, SUITE 117, SAN JOSE, CA
95110.
                                    - END -


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  Integrated Measurement Systems, Inc.
                                  (Registrant)


June 26, 1996                     By
                                    -------------------------------
                                    Sar Ramadan
                                    Chief Financial Officer